UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 19, 2016

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

Attachment I of this Form 8-K contains certain comments made by IBM’s Chief Financial Officer Martin Schroeter, edited for clarity, during the question and answer period of the fourth quarter earnings presentation to investors on January 19, 2016, as well as additional information provided by the Company.  All of the information in Attachment I is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 20, 2016

	By:	/s/ Stanley J. Sutula III
Stanley J. Sutula III
Vice President and Controller

Attachment I

Our free cash flow will follow our profit performance, and we continue to see our free cash flow realization in the nineties.  So, the operating (non-GAAP) EPS guidance of at least $13.50 would translate to free cash flow in the $11 to $12 billion range in 2016.

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On a segment-by-segment basis, GTS has grown in three quarters of the year, with pretty good backlog growth, and we think that trajectory continues to hold. GBS improved in the fourth quarter relative to the third. So sequential improvement in its year-to-year growth rate, but we’re not relying on that bouncing back rapidly, as we know we’re going through a transition there and we want to get through that transition as rapidly as possible. Having said that, about half of our GBS business now is in strategic imperatives, but half isn’t. So we’re going to continue that transition.

The systems business will continue to see momentum in the POWER business, where the team has done a tremendous job of repositioning the platform, but the mainframe is coming into the back half of the cycle. So we won’t see the same growth levels as we saw.

And in software, that transactional mix will not play as big a role in the first quarter of 2016 as it did in the fourth quarter of 2015, and so we’ll see how we transition through the year, but bolstering that software growth will also be some of the acquisitions.

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Our software mix within our strategic imperatives is still at about twice as high as the rest of the business. So across services, hardware and software, if you look at the mix of those, the software piece in the strategic imperatives is twice as high as what we see in the rest of the business. Now, it’s down a little bit year to year as, in any given year or any given quarter we have a different mix, we have certain programs that roll in. But it remains in total at about twice as high a mix as what we have in our core business.

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We would expect that our 2016 operating (non-GAAP) tax rate will be 18% plus or minus a couple of points. This excludes any discrete tax items over the course of the year.

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Forward-Looking Statements

Certain statements contained in this Form 8-K may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies are available from the SEC or from the IBM web site (www.ibm.com).